UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2014
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On June 4, 2014 Celtic Biotech Iowa, Inc. (hereinafter “Celtic Iowa,” a subsidiary of Spotlight Innovation Inc., hereinafter the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Celtic Biotech Limited (hereinafter “Celtic Limited”). The material terms of the Agreement are as follows, which is qualified in its entirety by reference to a copy of the entire Agreement annexed hereto as an exhibit:

•
Celtic Iowa will issue Celtic Limited 474,419 shares of its Series B Preferred Stock (nonvoting, redeemable at $5.00 per share, convertible into shares of common stock of Celtic Iowa under certain liquidation events).

•	Terminated the License Agreement dated March 10, 2014 between Celtic Iowa and Celtic Limited, and terminated the 115,839 shares of Celtic Iowa Class B Preferred Shares originally issued thereunder.
•	Celtic Limited will be a subsidiary of Celtic Iowa.
•	Cristopher Grunewald (President) was named to the Board of Directors of Celtic Limited.
•	Paul Reid (Executive of Celtic Limited) was named to the Board of Directors of Celtic Iowa.
•	The Common Stock Exchange Agreement between Spotlight Innovation, Inc. and Celtic Biotech Iowa, Inc. dated March 4, 2014 was terminated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Filed with this	Incorporated by reference
Exhibit No.	Description	Current Report	Form	Filing Date	Exhibit No.

10.3	Share Exchange Agreement between Celtic Biotech Limited and Celtic Biotech Iowa, Inc. dated June 4, 2014.	x

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: June 5, 2014	By:	/s/ Cristopher Grunewald
	Name:	Cristopher Grunewald
	Title:	President

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